FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
LCII - Q4 2016 LCI Industries Earnings Call

EVENT DATE/TIME: FEBRUARY 9, 2017 / 04:00PM GMT

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

CORPORATE PARTICIPANTS
Tyler Deur Lambert, Edwards - IR
Jason Lippert LCI Industries - CEO and Director
Brian Hall LCI Industries - CFO
Scott Mereness LCI Industries - President

CONFERENCE CALL PARTICIPANTS
Daniel Moore CJS Securities - Analyst
Scott Stember CL King - Analyst
Wenjun Xu Thompson Research Group - Analyst
Steve O'Hara Sidoti & Company - Analyst
Barry Kaplan Maple Tree Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the LCI Industries Q4 2016 Earnings Conference Call. (Operator Instructions) As a reminder, this conference call may be recorded. I would now like to introduce your host for today's conference, Tyler Deur from Lambert Edwards. Please go ahead.

Tyler Deur - Lambert Edwards - IR

Thank you. Good morning, everyone, and welcome to the LCI Industries 2016 Fourth Quarter and Year-End Conference Call. I am Tyler Deur with Lambert Edwards, LCI's Investor Relations firm, and I am joined on the call today by members of LCI's management team including Jason Lippert, CEO and a Director; Scott Mereness, President; and Brian Hall, CFO.

Management will be discussing fourth quarter and year-end results in just a moment, but first they have asked me to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the Securities laws and involve a number of risks and uncertainties. As a result, the Company cautions you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statement. These factors are discussed in the Company's earnings release and its annual report on Form 10-K, and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - LCI Industries - CEO and Director

Thanks, Tyler. Hello, everyone, and thank you for joining us on today's call. We are proud to announce another year of record revenues where we achieved approximately $1.7 billion in total sales, 20% growth over last year's $1.4 billion in sales.

We are especially proud of the growth in our operating profit for the year, which finished at a record $201 million, up approximately $85 million from last year, a 73% increase.

ROIC for the year finished at 41%, and we acquired $89 million in revenue from acquisitions. The driving forces behind these record results included Company initiatives such as attrition, lean, and new product development complemented by the best industry wholesale numbers in 40 years.

In January, our sales topped $149 million, or 18% over last January, a record for January and an indicator that the industry is running very strong fueled by continued changing buyer demographics and more attractive products not to mention attractive entry-level price points.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

It is noteworthy to mention that this is the first earnings release since we officially changed our name to LCI Industries. As many of you know, we changed the name of our organization from Drew Industries to LCI Industries at the beginning of this year. LCI's business has grown considerably over the past decade, and the new corporate name was selected to better align the investment community and our customers with the strength of the LCI brand and the industries it serves.

2016 ended strong, and all indications point toward a positive 2017. Interest rates, fuel prices, and availability of wholesale and retail credit are favorable. Dealer inventories remain stable, interest rates are low, and consumer sentiment is still very positive. Dealer inventories are not only healthy, but many dealers reported recorded years and are reinvesting and adding more sales and service spaces to their dealerships. All of these green lights provide good momentum for our industry as we head into this new year.

Total RV shift in 2016 reached 430,000 units, up from 374,000 units in 2015. RVIA is predicting an increase this year, which would mark a record seventh year of growth. We believe that because there are so many new affordable price points and entry points for new buyers, that the industry has several more years of legs. As we've said in the past, we, along with other industry leaders, think that we are on a realistic pace for 500,000 units in the next few years.

As I stated in the last earnings call, RV OEM partners are making serious capital investments by adding several new facilities. We believe these investments alone could generate a gain of approximately 30,000 to 40,000 more units produced annually. At approximately $3,000 in content per vehicle, this could equate to an increase in sales of over $100 million just based on the addition of the capacity with existing LCI products.

More importantly, these significant capital investments by our customers are a great signal that they don't expect the industry to slow down anytime soon. In addition, many of our customers have raised production rates in existing facilities with some of our larger customers looking at double-digit increases over last year Q1.

The RVIA show in Louisville produced very good results, and the first retail shows of the year have echoed the positive sentiments predicted by industry leaders. Most shows have announced record attendances including the largest retail show of the year, The Tampa Super Show.

Backlogs for our customers are at all-time highs, and it appears that the consumer interest in RVing continues to grow at all price points and age groups. As a result of the continued industry growth, LCI is addressing capacity issues by adding at least two more facilities. One in Mishawaka, Indiana, and one in Fort Wayne, Indiana, giving us an additionally 800,000 square feet of manufacturing space. These facilities will add much-needed production capacity for our growing RV, Furrion, marine, and other adjacent market product lines. We are considering adding capacity in other areas as well.

We will be talking in the next couple of quarters about increasing our focus on CapEx spending to include more automation projects. We feel automation will not only improve product quality, manufacturing efficiency, and employee safety but will also help us address more effectively the tight labor market we face in Elkhart County as unemployment in the county dips closer to 3%.

In the last few years, we have also invested significant resources into our lean manufacturing initiatives. These initiatives have added over 150,000 square feet of manufacturing space in each of the last two years and improved profits each year through scrap and efficiency and labor savings.

We plan on continuing our investments in lean in 2017, expanding lean and VAVE teams and projects. The success of our lean programs has clearly allowed us to slow our need for adding building capacity as the industry has grown.

As for acquisitions, we continue to see a full pipeline of opportunities. As many of you know, a significant portion of our acquisitions in the last three years have been outside the North American RV market. Components sold to these industries often carry equal to or better margins, so we'll continue seeking companies in these adjacent industries as well as other geographic markets.

In 2016 we invested heavily into the marine market as we made two acquisitions in that space. As we begin 2017, we anticipate looking at several acquisition opportunities both inside and outside the RV market. And as a result of our growth we've experienced, it also makes strategic sense to look at transaction opportunities with companies whose revenues are much larger than companies we've acquired in the past.

On that note, our sales outside the RV towable market for the year was approximately $580 million. Our adjacent teams are making great progress on adjacent markets.

I've never been more positive about the teams we have in place at LCI, and everyone on the team knows what it will take to continue this incredible journey of growth and success that we've experienced in the last two decades. We are so fortunate to be in a position where we are focused on people like never before. We have great momentum with new product development, acquisitions, industry growth. We have firm footholds in the many different industries, and most importantly we have a senior leadership team that's been together for almost 20 years. We know this is a recipe for continued success.

I'd also like to say thanks to all of our teams who helped lead us to a record 2016. I spent the last part of the year visiting with every team in Indiana, and the dedication and enthusiasm for LCI makes me excited for our future potential.

As I say every quarter, we have an exceptional group of leaders all over the Company that make us an exceptional business, and we have some exceptional customers as well. We couldn't attain these results without any of them.

I'll now turn to Brian Hall, our CFO, to discuss Q4 financial results, and then we'll follow up with questions.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Brian Hall - LCI Industries - CFO

Thanks, Jason. Good morning to everyone. Over the next few minutes, I'll provide some additional color regarding the financial results as well as point out some highlights of our cash flows and financial position.

For the quarter, our consolidated net sales increased approximately 21% to $403 million. Sales to RV OEMs, our largest customer base, grew at 23% compared to the fourth quarter of 2015. The RV industry continued to show strong growth, as wholesale shipments of towable RVs and motorized RVs increased over 20% and 16%, respectively.

Sales to other OEMs outside of RV grew at over 14% to $79 million for the quarter while our aftermarket segment increased sales at over 16% to $30 million for the quarter. I would also note that January 2017 sales for the aftermarket segment grew in excess of 35% over the prior year driven both by some seasonality and new business.

Acquired revenues were approximately $17 million of the $69 million of increased consolidated net sales for the quarter.

Our consolidated net sales for the full year 2016 increased $276 million, or 20%, and is now approaching $1.7 billion again driven significantly by the strong growth in the wholesale shipments of towable RVs and motorized RVs, which increased over 15% and 16%, respectively. Sales to RV OEMs grew at 19% to $1.2 billion. Sales to other OEMs outside of RV grew at 21% to $332 million while our aftermarket segment increased sales at over 27% to $131 million. Acquired revenues were approximately $64 million of the $276 million of increased consolidated net sales.

Motorized RV content per unit for the 12 months ended December 31, 2016, increased over $201 to $2,011 per unit, while towable RV content per unit increased $35 to $3,022 per unit. We have exciting opportunities with many of our products including travel trailer leveling, electronics, and Furrion products, as we are in the early stages of these product cycles.

Q4 diluted earnings per share increased to $1.05 per share compared to $0.65 per share in Q4 of 2015. While our steel and aluminum costs increased slightly during the quarter, the quarter-over-quarter improvements continued to be the same as those that we have discussed throughout 2016.

The growth in sales to aftermarket, international, and other markets outside of RV as well as the incremental margin on the RV sales growth continued to be the driving forces. In addition, the focus on lean, automation, and employee turnover are paying dividends through reduced scrap, improved efficiency, reduced training and workers' compensation costs to name a few.

Full-year diluted earnings per share increased to $5.20 per share compared to $3.02 per share in 2015, an increase of over 72%. The Company generated over $200 million of operating income, an increase of almost 73% from 2015 operating income of just over $116 million.

While the improvement in the income statement has been strong, the improvement in our financial position and cash flows is equally important. While using $49 million in cash for business acquisitions, $45 million for capital expenditures, and returning $34 million to shareholders in the form of dividends, we changed our net debt position of $38 million at December 31, 2015, to a net cash position of $36 million at December 31, 2016.

This cash position, along with the borrowing availability under our amended credit facility, position us well for future investments.

That is the end of our prepared remarks. Charlotte, we are ready to entertain questions. Thank you.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

QUESTION AND ANSWER

Operator

Certainly. (Operator Instructions) Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Good morning thanks for taking my question. I wanted to focus first on gross margin, obviously, another solid quarter of expansion. Just talk about the various puts and takes as we think about 2017 and putting them all together, do you expect to be able to sustain the gross margins we saw this year, or even perhaps expand a little?

Brian Hall - LCI Industries - CFO

Dan, this is Brian. I'll start off and Scott may chime in as well. We've been talking throughout the year about the five or six drivers of our improvement during 2016, and I think we've said a couple of times that there's a few of those that moved to a neutral position during 2017. We certainly don't anticipate significant headwinds in steel and aluminum at this point, but that always remains volatile.

There are a couple of other items that were one and done, but can we continue to, as we grow the top line, manage for some additional incremental margin. I think there's additional room for some nominal growth there. I would certainly throw out, that there's a couple of other things that we'd look to for challenges during 2017. We know that labor is always a challenge, and we might see a little bit of headwind there, and we've talked a little bit on the call today about some additional capital expenditures. So there could be some increased fixed charges on a go-forward basis.

But, really, our capital expenditures for 2017, while we have a range determined, a lot of those things are yet to be seen. Some could get pushed into future years, but those would certainly be a couple of things that we would look to for some negatives but offset by some leverage of our other fixed costs.

Jason Lippert - LCI Industries - CEO and Director

On the positive of the equation, Dan, would be just our continued improvement in attrition. We really feel that that's going to continue to drive better results and give us more and more opportunity every year.

We're going to continue to focus on acquisitions that have higher margins, and I think that we can point to several last year that had better margins than what our typical margin profile looks like with the rest of our businesses. And then, obviously, the increased sales as the biggest chunk of that, and we certainly expect that to continue as we look at a January that's almost 20% better than last January on a 40-year record in the shipments.

Scott Mereness - LCI Industries - President

Dan, this is Scott. One more comment on gross margin in relation to steel prices. Steel prices, just in the past couple of days, have come down. Scrap was announced last night where it was down almost $25 a ton, and for those of you who tracked that over the last couple of months, it has ticked up. But the forward six months probably look to continue to be softening from where it is now, and that's evidenced by last night's announcement on February scrap as well as some of the futures contracts that show a lower future price for [hot roll] material as compared to the spot price.

So we don't look to have materials be a headwind. If anything, at this point, again, like Brian said, it's kind of volatile but, at this point, we feel like it's a neutral type item for 2017 expectations.

Daniel Moore - CJS Securities - Analyst

Perfect, great color, I appreciate it. Shifting gears, if I'm saying it correctly -- [sessaline]?

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Scott Mereness - LCI Industries - President

Sessa Klein.

Daniel Moore - CJS Securities - Analyst

Yes. How did that come about and, I guess, talk about train windows as an area of opportunity and maybe the overall size of the opportunity in the US and Europe that that acquisition opens up for you.

Scott Mereness - LCI Industries - President

So Sessa Klein is -- recently we announced this upcoming acquisition last night. Sessa Klein is a small train window manufacturer just north of Milan, just outside of Milan, Italy. And they had approached us earlier in 2016 about manufacturing windows in the United States for the US train market. They didn't have manufacturing capability in the United States, and it was a requirement to get the contracts going in the United States.

That quickly turned into acquisition talks and here we are today looking at a pending acquisition. Here's what we like about the acquisition. We love the team, we love the fact that it's just an hour train ride away from our first acquisition in Italy, so those teams can collaborate together.

This particular company can be a platform for building caravan RV windows in Europe, which they don't today, but we'll help them get into that market. We -- our manufacturing facilities in the United States can be a platform for growth in the US train market. And then our financial strength, the LCI financial strength helping them get bigger contracts within the European train market.

They struggle a little bit with the larger train contracts because of their size. They're a small company, and the big guys, when they were awarding contracts, they sometimes ended up going with somebody financially stronger and bigger. We feel like our financial strength will help them improve their chances of winning contracts in the European market.

So, kind of, US train growth, European train growth, and RV window growth in Europe would be the three ways that we're going to focus short term on growing the Company. Seventy-five -- roughly, 75 people at the Company and integrate a great, aggressive management team. So looking forward to working with those guys on these growth initiatives.

Jason Lippert - LCI Industries - CEO and Director

And I'd just add real quick that they've got a phenomenal management team that's deep, and they're a small company, they can handle a lot more business than what they're doing today. So like Scott said, combining forces with their design and talent and experience in the industry and our ability to expose them to clients that would be more apt to jump onboard with a contract because we're just bigger in size and we're more of a long-term known entity. Those things all help significantly.

Daniel Moore - CJS Securities - Analyst

That's very, very helpful. One more, and I'll leave you alone. But fifth wheels really feel like they've had a nice -- a little bit of an uptick or comeback as of late. Talk about trends you're seeing, inventory levels, specifically for fifth wheels and how that might bode for your content growth as we look at 2017.

Jason Lippert - LCI Industries - CEO and Director

Yes, I think -- this is Jason, Dan. I think it's a really bright spot, it's a really bright spot for us right now. Obviously, last year, fifth wheel growth was not that impressive. It was mid single digits, and we've come into January, and just looking -- obviously, wholesale numbers aren't out yet, but just looking at our January numbers, our fifth wheel production in January was up about 22%, 25%. Towables were actually only up for us -- or towables -- trailers were only up about 20%. So that's a huge shift.

Talking to some of the other OEM leadership out there, they're seeing the same thing, obviously, and it looks like it's going to be a trend, at least for the next few months, maybe a quarter or two, but it's definitely a powerful part of our mix. When mix trends toward fifth wheels, a lot more content there. We look at upwards of $10,000 in content on some of the bigger fifth wheels and as well as the content opportunities with more and more new products that are developed going to fifth wheels first versus the trailers, because they're more entry level.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

So it's a good opportunity for us if it keeps going. But dealers are selling bigger fifth wheels, they're selling high-end units right now, and all the shows are -- retail shows that are happening are pointing to that, so it's a big positive.

Daniel Moore - CJS Securities - Analyst

Perfect. Again, appreciate the color.

Scott Mereness - LCI Industries - President

Thanks, Dan.

Operator

Thank you. Scott Stember, CL King.

Scott Stember - CL King - Analyst

Good morning guys. Can we maybe talk about some of the newer products? I know leveling for travel trailers has been a pretty good success for you on the 2017 model year for a lot of the OEMs. Could you maybe talk about what we've seen, so far, in your numbers and the potential, again, for proliferation there if you were to get 100% of that market at least on the lower end of the trailer market?

Jason Lippert - LCI Industries - CEO and Director

Yes, sure. We probably won't dive into the numbers on each new product, but we can tell you where the biggest opportunities are as we've been talking about the last several conference calls. Furrion is a big opportunity. That will have its second anniversary in July of this year, and we're making great progress there, well above 20% improvements year-over-year with their products. And they're rapidly accelerating new product introduction.

So you might know that we introduced, through Furrion, a residential oven for some of the bigger fifth wheel high-end towable units in August, and those have gone over really well. That was a brand-new addition in the product line. Of course, we do a lot of backup cameras, and we do a lot of TVs and televisions and stereos and products in those categories, in the electronics kind of things.

And then those all carry over well into our aftermarket efforts, too, so we're taking all the Furrion products in the aftermarket, which is a big deal. Electronics and then MyRV that's one we've been talking about that will continue to have lots of legs as technology continues to make its way into a lot of the higher-end coaches and ultimately the entry-level coach, as we think that the electronics and the MyRV flash one control products, they have Bluetooth capability and wi-fi capability and ultimately cellular capability toward the end of this year will totally change the game for electronics in towable and motor home markets.

So lots of opportunity there, because we don't think that there's a travel trailer or a fifth wheel or a motor home that you couldn't put MyRV into. And then travel trailer leveling, we just launched that in August. That's $100 million opportunity for us. I think we're early innings there just launched with about 10 brands in August at the September open house, and it's getting a lot of visibility during the show season right now. So I think we'll have a lot more to update in the next couple of quarters but certainly a lot of opportunity there.

The consumers love it because they just touch a button, and they're set up to camp, whereas, in a lot of cases they have to do a lot of work and manually cranking on manual jacks to get the unit in place so that they can actually enjoy their camper at a campground.

And then we've got kitchen and bath. We've got a lot of opportunity there with a lot of new kitchen and bath products coming out this year. That's in excess of a $50 million market for us. More motor home content, we've talked for the last couple of years about really developing a better strategy there, and we obviously saw our motor home content jump a couple of hundred bucks.

So those are the headlines, Scott.

Scott Stember - CL King - Analyst

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Okay, just moving over to the aftermarket. It seems that you mentioned that in January that sales seems to have re-accelerated well above 20%, and some new products. Is there anything specific that's high-content items that are starting to reach their usual wear and tear levels, and that's why you're seeing some of that stuff come in?

Jason Lippert - LCI Industries - CEO and Director

I think you see a lot of everything in aftermarket. We're up about 35% in January, so some of it's timing at year-end and some of it's just the end of the year, the Q4 for aftermarket is generally the slowest period there.

But we're still really optimistic. I mean, we're still taking a lot of products that we have in our lineup, our product lineups across the RV category and still trying to work those in. You can't just do a pitch and then it's in the retail stores. It's a little bit longer of a cycle getting into the dealerships and the accessory stores around the country.

Camping World certainly helped us, because as they continue to grow and acquire and expand, we're dealing with one team there, and we've got a good relationship, and we continue to expand with them. So we've got some really good customers with the wholesale distributors and the dealerships that continue to grow.

But the most exciting thing is, is we've done a lot of the heavy lifting and have a lot of great customers there today that are doing a great job helping us sell products, and we're helping each other. But as we continue to introduce new products, we have that outlet to move products into those customers now whereas three years ago we were doing a lot of pitching and trying to prove ourselves to customers.

Scott Mereness - LCI Industries - President

Scott, one other quick comment, this is Scott. One other quick comment on that -- the Atwood acquisition that happened in November had -- of their revenue that we acquired, it was close to 25%, 30% of their annualized revenue was aftermarket-related. So that definitely was in, and some new products for us to be able to push to some of the dealers and some of the channels that they hadn't yet penetrated. So that's another positive sign with when you look to 2017 growth.

Scott Stember - CL King - Analyst

Just a last question on the aftermarket operating margin. It looks like it was a little bit static compared to a year ago. Were there any startup costs or any one-time -- any integration issues with acquisitions? Maybe just talk about that a little bit?

Brian Hall - LCI Industries - CFO

This is Brian, Scott. I don't -- there isn't anything unusual going on there, I would say. I think a lot of what you have is changing mix, which does seem to have a significant impact as we haven't been in this business for very long, but between wholesale distributors and dealers versus the end retail consumer, that margin is -- it's a wide range of margins between those three customer categories.

So as you see some changes in mix there, I think that's probably one of the bigger drivers.

Scott Stember - CL King - Analyst

Okay, that's all I had. Thanks a lot, and a great quarter, guys.

Operator

Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Good morning, this is Wenjun sitting in for Kathryn. I just have one question about if you can comment on what broader product categories right now you're seeing the greatest growth in terms of percentage?

Jason Lippert - LCI Industries - CEO and Director

On OEM products or our products?

Wenjun Xu - Thompson Research Group - Analyst

Your products and OEM -- in general, in RV categories.

Jason Lippert - LCI Industries - CEO and Director

Yes, so I can comment more on OEMs. I think it's pretty granular when you look at, you know, we've got probably 25 different product categories between -- among the chassis, furniture, and windows and slideouts and everything else we do. But like I mentioned with Dan's initial question on fifth wheels that it definitely feels like motor homes are accelerating and fifth wheels are accelerating faster than last year. Towable growth is still real strong on the trailer side, but, like I said, at least from what we can see, 20% for January with our chassis numbers.

But that would be kind of a quick color on motor homes versus the towable fifth wheels and towable trailers and then in adjacent markets we probably have a lot more market share opportunities there than having to worry what the industry is doing because we're relatively still in early innings than a lot of the adjacent markets that we're in.

Wenjun Xu - Thompson Research Group - Analyst

Ok, thanks you so much.

Operator

(Operator Instructions) Steve O'Hara, Sidoti & Company.

Steve O'Hara - Sidoti & Company - Analyst

Hi, good morning. My question is, just in terms of the January sales that you guys had, I mean, do you have a feeling or a sense as to what the industry growth was in that period? And if you mentioned that, I apologize, but I didn't hear it.

Jason Lippert - LCI Industries - CEO and Director

No, we have a pretty good idea because our market shares are on the high side, so we see a lot of what goes on, we do business with every customer. Our January sales for units, we just look at chassis. So it's a one-to-one relationship with -- we sell one chassis, that equals one unit for the customer, so we -- having close to 80% of the market share in the RV business on chassis, it's easier for us to see what's going on earlier than when we typically get wholesale shipments.

So like we said, I mean, our fifth wheels were up 25% January this year versus last year, and our travel trailers were up just about 20%. So great numbers for shipments, I think, and we're hearing the same thing from the OEMs and the fact that the backlogs are the best they've ever had, and the dealers are restocking right now. The Baird Report this morning talked about the dealers' optimism for restocking and healthy demand and dealer sentiment reaching an all-high time on Baird's index and their survey, anyway.

So I think that all points to what we're looking for for the selling season between January and June. So hopefully that answered your question.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Steve O'Hara - Sidoti & Company - Analyst

Yes, no, that's helpful. And then just on the Furrion opportunity -- could you just talk about maybe where you are in relation to what you see as maybe the full opportunity there maybe on the current business outside of -- are you getting what you thought you'd get out of it, so far, and maybe how much growth there is to that as well?

Jason Lippert - LCI Industries - CEO and Director

Yes, I think just to -- and Scott can probably comment on this, too, but I would say that our sales from when we started are tracking, forward-looking, close or a little bit more than double where we started with them. Our content opportunity is $1,700, and forward-looking if you take -- roll the last quarter forward, we're probably looking at over $125 in content. So we're still in early innings there.

They still have to develop and launch products that they've committed to over the course of the next two years that will add to that ability to get to that $1,700. But the products are having a lot of success, the quality is good, they're being well received by the OEM customers that we have.

Furrion took and went to CES this year, and that was their first year there so they got a lot of exposure out in Vegas at that large Consumer Electronics Show. So the brands just becoming more -- I think it's becoming one of the strongest brands for electronics in the RV business just from the standpoint that they're doing the most marketing with consumers at their price points.

Scott Mereness - LCI Industries - President

Steve, it's up in excess since we penciled the deal with those guys about 18 months ago. It's more than 60% in terms of where it started from and, like Jason said, the $1,700 number is kind of the total addressable market. If you look at shipments continuing to increase in the future, even our total addressable market slide that we have in our IR deck, we talked about that the other day of growing that, because all the industries in a positive growth mode, that number continues to expand. So, definitely, probably the fastest-growing part of our business when you look at a product line.

Steve O'Hara - Sidoti & Company - Analyst

Ok, thank you very much.

Operator

(Operator Instructions) Barry Kaplan, Maple Tree Capital.

Barry Kaplan - Maple Tree Capital - Analyst

Hi, thank you, good morning. Jason, you were talking so fast in your prepared remarks, I had trouble keeping up. Did you say the return on invested capital was 41%?

Jason Lippert - LCI Industries - CEO and Director

Yes, ROIC was 41%. Yes, I have a bad habit of talking fast. I try to slow down, Barry, but --

Barry Kaplan - Maple Tree Capital - Analyst

So, I mean, that's an extremely high number. How do you think about that, going forward? I mean, it just seems like an unsustainably high number. And also while you're talking about it, in the press release the return on equity, I think you said was 26%?

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Brian Hall - LCI Industries - CFO

Correct. Yes, Barry, this is Brian. I'll jump in. As far as ROIC goes, yes, is it on the high side? Yes, it's a great year for ROIC. I mean, that's an incredible jump from -- and I don't remember the exact number for the prior year, but in the high 20s. So that kind of percentage increase is outstanding. So can we maintain something like that? I mean, we continue to be focused on making investments in automation and projects with a high return on investment, and those are the types of things that can help maintain it. But, certainly, in the long term, you're going to have periods of times where it pulls back, and it will change.

Jason Lippert - LCI Industries - CEO and Director

I think one thing is, we just -- it shows that we're getting -- making a lot more intelligent decisions over our time of our management team being together for 20 years. We're just getting better at how we deploy capital and looking, like Brian said, we're doing a lot of lean projects, we're looking at automation more and more and implementing more and more automation every year. And continue to make sure that we're making smart decisions when we're making these investments.

But part of it is we're just -- our team has been together for a long time. Our attrition is helping a ton, and we're just getting better at manufacturing because we're doing more with less. There's a lot of things that play into the number, but I think that it's certainly -- if you look at our -- maybe our past five or seven-year average, I think we're betting that we're continually improve on what our average is. We might have a high year once in a while, but --

Scott Mereness - LCI Industries - President

Barry, this is Scott. That sounds kind of like a challenge. Our team is always up for new challenges, so watch out, watch out.

Barry Kaplan - Maple Tree Capital - Analyst

Yes, it's just an amazing number, because it plays into my next question, which was now that you're back in a net cash balance, how are you thinking about potentially returning capital to the extent that you don't need it in the business. But if you can get 40% return on capital by doing acquisitions and running the business, don't give any of it to me.

Scott Mereness - LCI Industries - President

Yes, so I mean, first and foremost, that's where the cash goes. Back in the business, CapEx and M&A, and that's one of the reasons why you see an increase in CapEx this year as we know what our cash position is, and we know what the outlook looks like, so we're okay with looking at it a little bit more for CapEx. And we feel the same way about M&A. We feel okay with more for M&A as well.

So when you look to the future, I think the amount of cash that we're generating in our forward 12 of EBITDA is going to be strong enough that we're going to have plenty of deployment of money back into the Company, which is great to go after the ROIC numbers that we put up last year.

That bodes well for the growth in the Company. There's probably still -- you know, we've announced a $2 increase from $1.20 up to $2 per year in our regular dividend, so that will continue to be a part of our cash deployment. And beyond that, we're not going to really change our strategy in terms of how we grow the Company. Like Jason said, we've been doing largely the same strategy with the same people for a long time. We don't have any plans to stray a whole lot with maybe the exception of a little bit more CapEx deployment, a little bit more M&A deployment going forward, just given the size that our Company is, and how much cash we're generating. So I think, all in all, that's a positive thing.

Jason Lippert - LCI Industries - CEO and Director

Well, not to drag this out, but if I look back over the last decade and how we run the business, I mean, 10 years ago Scott and I were still relatively new to the business, and we've got a lot of developed leaders making great decisions on these types of capital projects that are going to help build the return higher in the business than what we did 10 years ago. Ten years ago, it was just a couple of us making these decisions, and today we've got a lot of great people in leadership positions driving these decisions that are helping create better returns for the Company. So I hope that answers your question.

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Barry Kaplan - Maple Tree Capital - Analyst

Yes, sure, that's great. I have just one other, like, a business-related question, related to the acquisition -- this Italian acquisition of the window company. Is that part of -- it sounded like it was just opportunistic, but are you thinking about a broader strategy to get more involved in the whole rolling stock market, going beyond windows and other components?

Scott Mereness - LCI Industries - President

No, I mean, I think we'll start with how I mentioned earlier on the call, I mean, we'll start with the easy, kind of, low-hanging fruit certainly growing their market share, and their existing market will be the first way we grow the company. The second way we grow the company is beginning to penetrate the European caravan window market. We feel like that's really the, kind of, two or three main opportunities for growth.

I think the other aspect of that is their window systems are currently going on trains that are 300, 350 miles an hour. So it's a highly engineered product. We feel like that product could be maybe de-contented somewhat and go in some of the most expensive RVs that you see in the United States. So they definitely bring a technology component that will help us innovate our current window lineup at the high end of the RV market.

So, definitely, their technology will be beneficial to bring back to the United States. But in terms of the train market, certainly, there's a lot of seating and interior furniture components -- tables and seating within that. And, you know, you never know, but the first thing we're going to focus on is windows in these particular areas.

One thing I failed to mention earlier, we probably were still trying to come up with a more exact number, but we would say between Caravan windows and the train market potential between Europe and the United States we would look at this at least to be a $200 million total addressable market. So we feel pretty comfortable saying that it's at least that, and we're poised to go after that aggressively over the next five years. So we're looking forward to that, for sure.

Barry Kaplan - Maple Tree Capital - Analyst

That's $200 million just for windows?

Jason Lippert - LCI Industries - CEO and Director

Yes, just for windows, yes.

Jason Lippert - LCI Industries - CEO and Director

Global.

Barry Kaplan - Maple Tree Capital - Analyst

Great, thank you very much guys.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Thank you again. You touched on it obviously, a little bit, Jason, but the tickup in CapEx -- I know you've got the two new facilities coming in. Let's talk about that's a little bit higher level than we've seen. How we should think about it in that kind of 2018 terms going forward?

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

Jason Lippert - LCI Industries - CEO and Director

Well, it might be higher in terms of dollars, but we're a much bigger company than what we were two years ago at $1 billion when we were spending $30 million. I think we had one year in 2014 at $40 million. So it's really much in line with where our revenues are at. Again, part of it's just we're going to invest a little bit more in automation than what we have in the past, and we've got several projects that we want to do. And part of it's to get more efficient and create safer work environments, create higher-quality products. But, also, at the same time, like I mentioned in our earnings release comments, that there's a tightening labor market in Elkhart and the labor market I think here is down 10,000.

Last year a short 10,000 workers for the jobs available, and when you talk about adding 15 OEM facilities over 12 months and all the other suppliers that are getting increased capacity, it's just going to squeeze the need for jobs. So we want to get ahead of it and implement more automation, and I think that's going to continue to help us. But I don't think it's driving our CapEx number to a rate that's much different in terms of percentage of our total revenues and profits than what it's been in the past.

Scott Mereness - LCI Industries - President

No. And, Dan, this is Scott. One other quick comment. Jason mentioned the square footage that we're bringing on as part of the 2017 CapEx. We think about that is kind of a step investment. These particular investments probably will last us three to five years. It's not every year that we see this level of investment in brick and mortar.

So for 2018, you might say, yes, we want to invest more in the automation piece of it, but we might not have as significant of a brick-and-mortar investment like we did in 2017. So higher but maybe offset by slightly less brick and mortar for 2018.

Daniel Moore - CJS Securities - Analyst

Got it, appreciate it.

Jason Lippert - LCI Industries - CEO and Director

Okay, so I don't think we have any more questions in queue. So I just want to thank everybody for coming out today, and I appreciate the questions, and we'll talk to you next quarter. Thanks.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, and you may all disconnect. Everyone have a great day.

Editor

Company Disclaimer

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration

FEBRUARY 9, 2017 / 04:00PM GMT, LCII - Q4 2016 LCI Industries Earnings Call

of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Disclaimer
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2017 Thomson Reuters. All Rights Reserved.